EXHIBIT 23.1


We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-4 (File Nos. 333-56842, 333-53326, 333-53874, 333-03534,
333-11705, 333-22249, 333-56842, 333-37492, 333-53320 and 333-101373) of SEACOR
SMIT Inc. and subsidiaries and in the related Prospectuses and the Registration Statements on Form S-8 (File Nos. 333-12637, 333-56714) pertaining to the SEACOR SMIT Inc. 2000 Employee Stock Purchase Plan of our report dated February 26, 2003, with respect to the 2002 consolidated financial statements and schedule of SEACOR SMIT Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                       /s/ Ernst & Young



March 27, 2003